Exhibit 10.2

LEASE

DATED AS OF APRIL 21, 2005

BETWEEN

399 EXTERIOR STREET ASSOCIATES LLC, as Lessor

AND

AMBOY BUS CO., INC. as Lessee

LEASE

This Lease (this “Lease”) dated as of April 21, 2005 by and between 399 Exterior Street Associates LLC, a Delaware Jersey limited liability company with offices at 119 West 57th Street, Penthouse South, New York, New York 10019 (the “Lessor”) and Amboy Bus Co., Inc., a New York corporation with offices at 399 Exterior Street, Bronx, New York 10451 (the “Lessee”).

In consideration of the terms and provisions set forth herein, and other good and valuable consideration, Lessor and Lessee hereby covenant and agree as follows:

ARTICLE ONE

LEASE PROPER; DEMISED PREMISES

Section 1.01.          Lessor hereby leases and demises unto Lessee, and Lessee hereby takes and hires from Lessor, the premises described in Schedule A attached hereto and made a part hereof, together with all easements, rights and appurtenances thereto (collectively the “Demised Premises”) including the buildings, structures, fixtures and improvements constructed thereon (the “Improvement” or “Improvements”).

Section 1.02.          This Lease shall commence on the date hereof and shall continue until the last day of the month of May, 2025 (the “Demised Term”).

Section 1.03.          The Demised Premises are leased subject to all existing liens, encumbrances, covenants, restrictions, easements, agreements, leases (including the Billboard Lease referred to in Section 32.01 hereof) and reservations, if any, any state of facts an accurate survey might show, and zoning rules, restrictions and regulations now in effect or hereafter adopted by a governmental authority having jurisdiction which relate to the Demised Premises.

ARTICLE TWO

RENT DURING DEMISED TERM

Section 2.01.          Lessee covenants and agrees to pay to Lessor promptly when due without notice or demand fixed rent for the Demised Term which shall be payable in advance in equal monthly installments commencing on May 1, 2005 and continuing thereafter on the first day of each month during the Demised Term as more particularly set forth in Schedule B hereto. If any rent date shall fall on a Saturday, Sunday or holiday, the rental payment will be made on the next succeeding business day.  If the Demised Term shall commence on any day other than the first day of a calendar month, the rent for such month shall be prorated on a daily basis based upon the actual number of days in the month and shall be payable on the date hereof.

Section 2.02.          All amounts payable under Section 2.01 of this Article, as well as all other amounts payable by Lessee to Lessor under the terms of this Lease, shall be deemed to be rent and shall be payable in lawful money of the United States which shall be legal tender, each payment of fixed rent to be paid to Lessor at the Lessor’s address set forth in this Lease, or at such other place within the continental limits of the United States as Lessor shall from time to time designate by notice to Lessee.  All rent shall be payable without counterclaim, set-off or deductions.

Section 2.03.          It is intended that the rent provided for in this Lease shall be absolutely net to Lessor throughout the Demised Term, free of any taxes (except as provided in Section 3.07) costs, expenses, liabilities, charges or other deductions whatsoever with respect to the Demised Premises or Improvements and/or the ownership, leasing, operation, maintenance, repair, rebuilding, use or occupation thereof, or with respect to any interest of Lessor therein, it being the intention of the parties hereto that by the execution and delivery of this Lease, Lessee shall assume, and timely pay, with respect to the Demised Premises every obligation relating thereto which the ownership thereof entails and which, but for this Lease, would be borne by Lessor.

Section 2.04.          All installments of rent which shall not be paid within ten days after the same shall have become due and payable shall earn interest at 2% above the prime rate then in effect of Citibank, N.A., or its successors but in no event more than the maximum legal rate of the jurisdiction in which the Demised Premises are located for an entity of the character of the Lessee (the “Involuntary Rate”), from the dates that the same become due and payable until paid, whether or not demand be made therefor.

Section 2.05.          Lessee shall deposit with Lessor upon execution hereof, the sum of Seventy-Five Thousand ($75,000.00) Dollars as security for Lessee’s faithful performance of Lessee’s obligations hereunder (the “Deposit”). Lessee shall not mortgage, pledge, encumber or assign the Deposit or any rights in or to the Deposit. If Lessee fails to pay rent due hereunder, or otherwise defaults with respect to any provision of this Lease, Lessor may use, apply or retain all or any portion of the Deposit for the payment of any rent or for the payment of any other sums to which Lessee is obligated by reason of its default. If Lessor so uses or applies all or any portion of the Deposit, Lessee shall within ten (10) days after written demand therefore deposit cash with Lessor in an amount sufficient to restore the Deposit to the full amount.  The Deposit shall bear interest at the rate of 2% per annum which shall be payable annually to Lessee.  If Lessee performs all of Lessee’s obligations hereunder, the Deposit shall be returned to Lessee without payment of interest or other increment for its use at the expiration of the term hereof, and only after Lessee has vacated the Demised Premises, paid all sums due to Lessor and fulfilled all of Lessee’s obligations under this Lease.

ARTICLE THREE

EXPENSES, TAXES AND OTHER CHARGES AND OBLIGATIONS

Section 3.01.          Lessee agrees that it will pay and discharge, as additional rent, punctually as and when the same shall become due and payable, each and every cost and expense of every kind and nature whatsoever, for the payment of which Lessor is, or shall or may be or become, liable by reason of any rights or interest of Lessor in or under this Lease or the Demised Premises or Improvements, or by reason of or in any manner connected with or arising out of the operation, maintenance, alteration, repair, rebuilding, use or occupancy of the Demised Premises or Improvements, or for any other reason whether similar or dissimilar to the foregoing, foreseen or unforeseen, connected with or arising out of the Demised Premises, the Improvements or this

Lease. Subject to the provisions of Section 3.04 hereof, Lessee further agrees that it will pay and discharge, as additional rent during the period in which the same shall be payable without penalty, all real estate taxes, taxes upon or measured by rents, personal property taxes, utility charges (including, but not limited to, water and sewer charges), assessments (including, but not limited to, assessments for public improvements or benefits) and all other governmental taxes, impositions and charges of every kind and nature whatsoever, whether or not now customary or within the contemplation of the parties hereto and regardless of whether the same shall be extraordinary or ordinary, general or special, unforeseen or foreseen (each such tax, utility charge, water charge, sewer charge, assessment and other governmental imposition and charge which Lessee is obligated to pay hereunder being herein sometimes termed a “Tax”), which, at any time during the Demised Term shall be or become due and payable by Lessor and which shall be levied, assessed or imposed:

(i)            upon or with respect to, or shall be or become liens upon, the Demised Premises or Improvements, or any portion thereof or any interest of Lessor therein or under this Lease; or

(ii)           upon or with respect to Lessor by reason of any actual or asserted engagement by Lessor, directly or indirectly, in any business, occupation or other activity in connection with the Demised Premises or Improvements, or any portion thereof; or

(iii)          upon or against, or which shall be measured by, or shall be or become liens upon, any rents or rental income, as such, payable to or on behalf of Lessor, in connection with the Demised Premises or Improvements, or any portion thereof, or any interest of Lessor therein; or

(iv)          upon or with respect to the ownership, possession, leasing, operation, management, maintenance, alteration, repair, rebuilding, use or occupancy of the Demised Premises or Improvements, or any portion thereof; or

(v)           upon this transaction or any document to which Lessee is a party creating or transferring an interest or an estate in the Demised Premises or Improvements; or

(vi)          upon or against Lessor or any interest of Lessor in the Demised Premises or Improvements, in any manner and for any reason whether similar or dissimilar to the foregoing;

under or by virtue of any present or future law, statute, ordinance, regulation, order or other requirement of any governmental authority whatsoever, whether federal, state, county, city, municipal or otherwise (hereinafter sometimes referred to as a “Law” or “Laws”), it being the intention of the parties hereto that, in so far as the same may lawfully be done, Lessor shall be free from all such costs and expenses, and all the Taxes, and that this Lease shall yield to Lessor not less than the annual rent reserved hereunder throughout the Demised Term. Taxes shall be not prorated as of the date of commencement of the Demised Term and Lessee shall pay Taxes for the current fiscal period as they become due and payable.

Section 3.02.          If by Law any assessment for a public improvement with respect to the Demised Premises is payable, or any at the option of the taxpayer be paid, in installments, Lessee may, whether or not interest shall accrue on the unpaid balance thereof, pay the same, and any accrued interest or any unpaid balance thereof, in installments as each installment becomes due and payable, but in any event before any fine, penalty, interest or cost may be added thereto for non-payment of any installment or interest; provided, however, that Lessee shall not be required to pay any such installment which becomes due and payable after the expiration of the Demised Term.

Upon the expiration or earlier termination of this Lease (except for a termination pursuant to the provisions of Article Thirteen hereof) Taxes, and other charges which shall be levied, assessed or become due upon the Demised Premises or Improvements, or any part thereof shall be prorated to the date of such expiration or earlier termination.

Section 3.03.          Intentionally Omitted.

Section 3.04.          Notwithstanding anything to the contrary herein contained, if Lessee deems any Tax relating to the Demised Premises or Improvements, excessive or illegal, Lessee may defer payment thereof so long as the validity or the amount thereof is contested by Lessee with diligence and in good faith; provided, however, that Lessee, upon request by Lessor, shall furnish to Lessor a bond in form, and issued by a surety company, reasonably satisfactory to Lessor, in an amount equal to the amount of the Tax so contested, which bond shall guarantee the payment thereof with interest and penalties thereon; and provided further, that if at any time payment of the whole of such Tax shall become necessary to prevent the delivery of a tax deed conveying the Demised Premises or Improvements, or any portion thereof, because of non-payment, or shall be necessary to prevent a default under any mortgage on the Demised Premises, then Lessee shall pay the same in sufficient time to prevent the delivery of such tax deed or default under such mortgage.

Section 3.05.          Lessee may contest by appropriate proceedings the validity or amount of any Tax, whether before or after payment, in the name of Lessor or of Lessee, or both, as Lessee shall determine, and Lessor agrees that it will, cooperate with Lessee in any such contest to such extent as Lessee may reasonably request. It is understood, however, that Lessor shall not be subject to any liability for the payment of any costs or expenses in connection with any such proceeding brought by Lessee, and Lessee covenants to pay, and to indemnify and save harmless Lessor from, any such costs or expenses. In addition, Lessee shall hold Lessor harmless from any increase in Taxes resulting solely from Lessee’s proceedings which may extend beyond the Demised Term.  Lessee shall be entitled to any refund of any such Tax and penalties or interest thereon which have been paid by Lessee or which have been paid by Lessor and reimbursed to Lessor by Lessee.

Section 3.06.          The certificate, advice or bill of the appropriate official designated by Law to make or issue the same or to receive payment of any such Tax, of the non-payment of any such Tax, shall be prima facie evidence that such Tax was due and unpaid at the time of the making or issuance of such certificate, advice or bill.

Section 3.07.          It is expressly understood and agreed that Lessee shall not be required to pay, or reimburse Lessor for (i) any federal capital levy, franchise tax, revenue tax, income tax or profits tax of Lessor, or any such tax imposed after the date hereof, by the state in which the Demised Premises are located, or (ii) any estate, inheritance, devolution, succession, transfer, stamp, legacy or gift tax which may be imposed upon or with respect to any transfer (other than stamp taxes in connection with a conveyance by Lessor to Lessee) of Lessor’s interest in the Demised Premises and Improvements.

Section 3.08.          In the event that Lessee shall fail to pay Taxes as they become due and payable and before any penalties or interest may accrue on more than three occasions during any five year period of the Demised Term, Lessor may require that Lessee pay to Lessor on each date that a regularly scheduled payment of rent is due a sum equal to one-twelfth of the amount which would be sufficient to pay the Taxes payable during the next ensuing payment period which shall be deposited into an escrow fund (“Escrow Fund”) by Lessor.  Lessee agrees to notify Lessor of any changes to the amounts, schedules and instructions for payment of any Taxes of which it has obtained knowledge and authorizes Lessor or its agent to obtain the bills for Taxes directly from the appropriate taxing authority.  Lessor will apply the Escrow Fund to payments of Taxes required to be made by Lessee pursuant to Article 3 hereof.  If the amount of the Escrow Fund shall exceed the amounts due for Taxes, Lessor shall return any excess to Lessee or credit such excess against future payments to be made to the Escrow Fund.  If the Escrow Fund is not sufficient to pay Taxes, Lessee shall promptly pay to Lessor, upon demand, an amount which shall be sufficient to make up the deficiency.

ARTICLE FOUR

USE AND COMPLIANCE WITH LAWS, ETC.

Section 4.01.          Lessor agrees that Lessee may use the Demised Premises and Improvements for (i) a bus storage and transportation terminal and facilities and related uses, and (ii) with the prior written consent of Lessor, which consent shall not be unreasonably withheld or delayed, any other lawful purpose, as permitted or restricted by Law pursuant to federal, state and local governmental authority having jurisdiction over the Demised Premises.  Nothing contained in this Lease shall be construed as a representation or warranty by the Lessor that the Demised Premises or Improvements, or any portion thereof, may lawfully be used for any such use.

Section 4.02.          Lessee shall, throughout the Demised Term, and at no expense whatsoever to Lessor, promptly comply or cause compliance, with all laws, ordinances, orders, rules, regulations and requirements of duly constituted public authorities, foreseen or unforeseen, ordinary as well as extraordinary, and whether or not the same shall presently be within the contemplation of the parties hereto or shall involve any change of governmental policy or require structural or extraordinary repairs, alterations or additions and irrespective of the cost thereof, which may be applicable to the Demised Premises or Improvements, and the repair and alteration thereof including, without limitation, the fixtures and equipment therein and the sidewalks, curbs and vaults, if any, adjoining the Demised Premises or the use or manner of use of the Demised Premises or Improvements; provided, however, if as a result of any change in laws, ordinances, orders, rules, regulations or requirements of any duly constituted public authority which occur during the last twenty-four (24) months of the Demised Term and which require capital expenditures for repairs, alterations or additions to the Demised Premises or Improvements, the cost thereof shall be shared equitably by Lessor and Lessee.  Lessee acknowledges that Lessee is an affiliate of the former owner of the Demised Premises and is also a former occupant of the Demised Premises and that Lessee accepts the Demised Premises and Improvements in the actual “as is” condition in which the same are as of the date of this Lease, and as contemplated by the contract of sale between such affiliates and Lessor (the “Contract of Sale”), and Lessee assumes all risks, if any, resulting from any present or future latent or patent defects therein or from the failure thereof to comply with all legal requirements applicable thereto, and Lessee acknowledges that neither Lessor nor any agent or representative of Lessor has made no representations, either express or implied, as to the condition or manner of construction of the Improvements on the Demised Premises. Lessee further agrees that it will, at its own cost and expense, fully and faithfully perform and observe all requirements and conditions of all instruments recorded at the date of the commencement of the Demised Term and in any instrument recorded thereafter with the consent of Lessee, in so far as the same shall affect or be applicable to the Demised Premises or any portion thereof or any easement appurtenant thereto and also in so far as the same shall impose any obligation upon Lessor as owner of the Demised Premises.

Section 4.03.          Lessee shall have the right to contest by appropriate legal proceedings, without cost or expense to Lessor, the validity of any law, ordinance, order, rule, regulation or requirement of the nature herein referred to and to postpone compliance with the same, provided such contest shall be promptly and diligently prosecuted by and at the expense of Lessee, that Lessor shall not thereby suffer any civil, or be subjected to any criminal, penalties or sanctions, and that Lessee shall properly protect and save harmless Lessor against any liability and claims for any such noncompliance or postponement of compliance, and provided, further, that, if requested so to do by Lessor, Lessee shall first furnish to Lessor a bond, in form and amount, and issued by a surety company reasonably satisfactory to Lessor and its first mortgagee, guaranteeing to Lessor compliance by Lessee with such law, ordinance, order, rule, regulation or requirement, and indemnifying Lessor against any and all liability, loss and damage which Lessor may sustain by reason of Lessee’s failure or delay in complying therewith. Lessor shall have the right, but shall be under no obligation, to contest by appropriate legal proceedings, at Lessor’s expense, any such law, ordinance, rule, regulation or requirement.

Section 4.04.          Except to the extent otherwise provided in Sections 10.06 and 11.01, this Lease shall not terminate, nor shall Lessee be entitled to any abatement of rent or reduction thereof, nor shall the respective obligations of Lessor and Lessee be otherwise affected, by reason of damage to or destruction of all or any part of the Demised Premises or Improvements from whatever cause, the taking of the Demised Premises or Improvements or any portion thereof, by expropriation or otherwise, the lawful prohibition of Lessee’s use of the Demised Premises or Improvements, the interference with such use by any private person or corporation, or by reason of any eviction by paramount title, or for any other cause whether similar or dissimilar to the foregoing, any present or future Law to the contrary notwithstanding, it being the intention of the parties hereto that the annual rent and additional rent and charges payable by Lessee shall continue to be payable in all events unless the obligation to pay the same shall be terminated pursuant to the express provisions of this Lease.

Section 4.05.          Lessee is fully familiar with, and accepts, the state of the title of the Demised Premises.

Section 4.06.          Should any Improvement (except a party wall which may legally be maintained for the life of the wall, but the existence of which is nevertheless considered an encroachment) encroach upon any adjoining property, Lessee will, upon Lessor’s demand, at Lessee’s expense, remove the encroaching portion of the Improvement and restore the Improvement as nearly as practicable to its original condition.

ARTICLE FIVE

PERMITS, LICENSES, ETC.

Section 5.01.          Lessee shall at its sole cost and expense procure or cause to be procured any and all necessary permits, licenses or other authorizations required for the lawful and proper use, occupation, operation and management of the Demised Premises and Improvements. Lessee expressly agrees that Lessor is not, nor shall it be, required to furnish to Lessee or any other occupant of the Demised Premises or Improvements, during the Demised Term, any water, sewer, gas, heat electricity, light, power or any other facilities, equipment, labor, materials or services of any kind whatsoever, and Lessor has made no representation as to the availability of any of the foregoing at the Demised Premises.

ARTICLE SIX

INDEMNIFICATION AND NON-LIABILITY OF LESSOR

Section 6.01.          Lessee covenants and agrees, at its sole cost and expense, to indemnify and save harmless Lessor against and from any and all claims and actions by or on behalf of any person, firm, corporation or governmental authority, as well as losses, damages, liabilities, costs and expenses incurred by Lessor arising from the occupation, use, possession, conduct or management of or from any work or thing whatsoever done in or about the Demised Premises or Improvements during the Demised Term, or the subletting of any part thereof, and further to indemnify and save Lessor harmless against and from any and all claims and actions, as well as losses, damages, liabilities, costs and expenses incurred by Lessor, arising from any condition of any Improvement, or of any vaults, passageways, or spaces therein or appurtenant thereto, or arising from any breach or default on the part of Lessee in the performance of any covenant or agreement on the part of Lessee to be performed, pursuant to the terms of this Lease, or arising from any act or negligence of Lessee or Lessor, or any of their respective agents, contractors, servants, employees or licensees, or arising from any accident, injury or damage whatsoever caused to any person, firm or corporation, including any subtenant of the Lessee, occurring during the Demised Term, in or about the Demised Premises or Improvements or upon or under the sidewalks and the land adjacent thereto, and from and against all costs, reasonable counsel and expert witness fees, expense and liabilities incurred in or about any such claim, action or proceeding brought thereon except that Lessee shall be relieved of its obligation of indemnity herein to the extent of amounts actually recovered by Lessor from one or more insurance companies by reason of the injury or damage or loss sustained on the Demised Premises or Improvements.  In case any action or proceeding be brought against Lessor by reason of any such claim, Lessee upon notice from Lessor covenants to resist or defend such action or proceeding by counsel satisfactory to Lessor, unless such action or proceeding is resisted or defended by counsel for any carrier of public liability insurance referred to in Section 10.04 hereof as authorized by the provisions of any policy of public liability insurance maintained pursuant to said Section 10.04. In the construction of the foregoing indemnity, the term Demised Premises shall mean the Demised Premises including all rights and easements appurtenant thereto as affected by any covenants, agreements, easements, licenses or restrictions, express or implied, to which this letting is subject or may become or be found to be subject whether with or without the consent or knowledge of the Lessee to the end that the intent of the parties as expressed in Section 2.03 hereof shall be effectuated, provided, however, Lessee shall not be responsible to indemnify Lessor against any matters arising under the interests or instruments enumerated in this sentence caused to be imposed by the affirmative action of Lessor without Lessee’s consent.

Section 6.02.          Lessee further covenants and agrees that Lessor shall not be responsible or liable to Lessee, or any person, firm or corporation claiming by, through or under Lessee for, or by reason of, any defect in any Improvement, or in any engines, boilers, elevators, machinery, electric wiring or fixtures, or other equipment or apparatus or appliances in any such Improvement, or for any failure or defect of water, heat, electric light or power supply, or of any apparatus or appliance in connection therewith, or from any injury or loss or damage to person or property resulting therefrom, and Lessor shall not be responsible or liable to Lessee, or any person, firm or corporation claiming by, through or under Lessee, for any injury, loss or damage to any person or to the Demised Premises or Improvements, or to any property of Lessee, or of any other person, contained in or upon the Demised Premises, caused by or arising or resulting from electric wiring, or plumbing, water, steam, sewerage, or other pipes, or by or from any machinery or apparatus, or by or from any defect in or leakage, bursting or breaking of the same, or by or from any leakage, running or overflow of water or sewage in any part of the Demised Premises, or by or from any other defect whatsoever, or by or from any injury or damage caused by, arising or resulting from lightning, wind, tempest, water, snow or ice, in, upon or coming through or falling from the roof, skylight, trap-doors, windows, marquees, metal or glass, awnings over the sidewalk or otherwise, or by or from other actions of the elements, or from any injury or damage caused by or arising or resulting from acts or negligence of any occupant or occupants of adjacent, contiguous or neighboring premises, or any other cause whatsoever.

ARTICLE SEVEN

MAINTENANCE AND REPAIRS, COVENANT AGAINST WASTE
AND RIGHT OF INSPECTION

Section 7.01.          Lessee shall, throughout the Demised Term, at no expense whatsoever to Lessor, take good care or cause good care to be taken of the Demised Premises, sidewalks, if any, adjacent to the Demised Premises and the Improvements and, subject to the provisions of Article Ten hereof, shall promptly make or cause to be made all repairs, interior and exterior, structural and non-structural, ordinary as well as extraordinary, foreseen as well as unforeseen, necessary to keep said Demised Premises, and sidewalks, if any, adjacent to the Demised Premises and Improvements in good and lawful order and condition, wear and tear from reasonable use excepted. When used in this Article, the term “repairs” shall include replacements, restoration and/or renewals when necessary. The provisions and conditions of Article Nine applicable to changes or alterations shall similarly apply to repairs required to be done by Lessor under this Article. Lessee expressly waives the right to make repairs at the expense of Lessor as provided for in any Law in effect at the time of the execution of this Lease or any amendments thereof, or any other Law which may be hereafter passed during the Demised Term. Lessor shall not be required to make or supervise any expenditure whatsoever for the maintenance or repair of the Demised Premises.

Section 7.02.          Lessee shall permit Lessor and the authorized representatives of Lessor to enter the Demised Premises at all reasonable times during usual business hours for the purpose of inspecting the same and in the event Lessee has failed to commence work on any repair for a period of thirty (30) days following written demand by Lessor (and without notice in an emergency), for the purpose of making any necessary repairs to the Improvements and performing any work therein that may be necessary to comply with any Laws, or that may be necessary to prevent waste or deterioration of the Demised Premises. The performance thereof by Lessor shall not constitute a waiver of Lessee’s obligation to perform the same and Lessee shall pay to Lessor, as additional rent, promptly after demand therefor, all reasonable expenses incurred by Lessor in making such alterations or repairs. Lessor shall not in any event be liable for inconvenience, annoyance, disturbance, loss of business or other damages of Lessee or any other occupant of the Demised Premises, or part thereof, by reason of making repairs or the performance of any work on the Demised Premises or Improvements or on account of bringing materials, supplies and equipment into or through the Demised Premises or Improvements during the course thereof, and the obligations of Lessee under this Lease shall not thereby be affected in any manner whatsoever.

Section 7.03.          Reference is made to Phase I Environmental Assessment dated March 28, 2005 (a copy of which has been provided to Lessee), and the existence of certain Hazardous Substances in soil at the Demised Premises at the locations where soil samples were collected, as shown on Figure 3 of the Report.  Without limiting the foregoing provisions of this Section, but in addition thereto, Lessee shall, at Lessee’s own cost and expense, semi-annually inspect all paved areas of the Demised Premises now or hereafter existing, and deliver to Lessor promptly thereafter an inspection log that describes the condition of the pavement, and all maintenance undertaken by Lessee pursuant to this Section 7.03.

Section 7.04.          Lessor and Lessee hereby agree that Lessee shall, at Lessee’s expense, (i) install an oil/water separator using a contractor of Lessee’s choosing provided that the work is performed in accordance with specifications as the EISCO-NJ proposal set forth in Schedule D attached hereto (the “oil/water separator work”), and (ii) pave the cross-hatched/shaded area of the Demised Premises shown on Schedule E attached hereto using a contractor of Lessee’s choosing, to the minimum specification of 3 inches of stone and gravel and 2 inches of top course bituminous material, pitched away from the existing building (the “paving work”; the oil/water separator work and the paving work being collectively referred to herein as the “Work”).  Lessor and Lessee agree that the Work shall be completed by Lessee within four (4) months from the date hereof, in accordance with the terms and conditions of this Lease, subject to extensions of such date by reason of force majeure.

ARTICLE EIGHT

LIENS

Section 8.01.          Lessee shall not suffer or permit any mechanic’s, laborer’s or materialman’s liens to stand against the Demised Premises or Improvements, or any part thereof, or against the interest of Lessee in the Demised Premises by reason of any work, labor, services or materials done for, or supplied to, or claimed to have been done for, or supplied to, Lessor’s grantor, Lessee or anyone holding the Demised Premises or any part thereof through or under Lessee. If any such lien shall at any time be filed against the Demised Premises or Improvements, or any part thereof, or against the interest of Lessee therein, Lessee shall cause the same to be discharged of record within thirty (30) days after the date of filing the same, by either payment, deposit or bond. If Lessee shall fail to discharge any such lien within such period, then, in addition to any other right or remedy of Lessor, Lessor may, but shall not be obligated to, procure the discharge of the same either by paying the amount claimed to be due by deposit in court or bonding, and/or Lessor shall be entitled, if Lessor so elects, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment, if any, in favor of the lienor, with interest, costs and allowances. Any amount paid or deposited by Lessor for any of the aforesaid purposes, and all costs and other expenses of Lessor, including reasonable counsel fees, in defending any such action or in or about procuring the discharge of such lien, with all necessary disbursements in connection therewith, together with interest thereon at the Involuntary Rate from the date of payment or deposit, shall be payable by Lessee to Lessor as additional rent on the next succeeding rent payment date.

Section 8.02.          Nothing in this Lease shall be deemed to be, or construed in any way as constituting, the consent or request of Lessor, expressed or implied, by inference or otherwise, to any person, firm or corporation for the performance of any labor or the furnishing of any materials for any construction, rebuilding, alteration or repair of or to the Demised Premises or the Improvements, or any part thereof, nor as giving Lessee any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials, which might in any way give rise to the right to file any lien against Lessor’s interest in the Demised Premises or the Improvements. Lessor shall have the right to post and keep posted at all reasonable times on the Demised Premises and the Improvements any notices which Lessor shall be required so to post for the protection of Lessor and the Demised Premises and Improvements from any such lien.

ARTICLE NINE

ALTERATIONS

Section 9.01.          Subject to the provisions of the next succeeding Section, Lessee may alter or add to the Improvements as it may elect provided that the alteration or addition does not change their general character or diminish their fair market value or impair the usefulness thereof. All alterations and additions shall be done in a good and workmanlike way and shall comply with all applicable Laws relating to the Demised Premises, and any enforceable restrictions relating to the setback or character of Improvements on the Demised Premises. All alterations, additions or replacements shall be located wholly within the perimeter of the property comprising the Demised Premises and shall be independent and not connected with improvements erected on adjoining property without the prior written consent of Lessor.

Section 9.02.          Lessee shall have the right to make alternations and additions to the Demised Premises and Improvements the cost of which shall not exceed $25,000 and shall comply with the provisions of (c) and (d)(ii) and (iii) with respect thereto.  Lessee’s right to make alterations and additions shall, in the case of any such work which may cost in excess of $25,000, be subject to the following:

(a)           if plans and specifications are necessary, or customarily prepared, in the making the same, Lessee shall cause such plans and specifications to be prepared and will furnish copies thereof to Lessor prior to the commencement of such alterations. Lessee further agrees that, before the commencement of any such alterations, it will file such plans and specifications with, and obtain the approval thereof by, all municipal or other governmental departments or authorities having jurisdiction thereof. The originals of all such approvals or a certified copy thereof satisfactory to Lessor shall be delivered to and retained by Lessor. Lessor shall execute and deliver to Lessee such consents by Lessor as may be required by any such departments or authorities, it being understood, however, that any such consent or consents by Lessor shall not operate or be construed as a consent by Lessor for the purpose of filing any lien or making any charge of any kind whatsoever against Lessor, the Demised Premises or the Improvements and shall not be a representation or warranty by Lessor as to the accuracy thereof but shall only be a consent by Lessor in its capacity as owner of the Demised Premises;

(b)           Lessee shall procure and maintain such liability insurance, workers compensation, performance and labor and material bonds as Lessor may reasonably require in connection with such work with carriers, and upon such terms, as Lessor may reasonably require;

(c)           Lessee shall promptly pay and discharge all costs, expenses, damages and other liabilities which may arise in connection with or by reason of such work; and

(d)           Lessee shall proceed with due diligence in completion of any work and, promptly upon completion of any such alteration or addition, Lessee shall give notice thereof to Lessor together with a certificate signed by a responsible officer of Lessee, or an architect in the event one was used in connection with the work, to the effect that (i) such alteration or addition has been completed in accordance with the plans and specifications, if any, and to the satisfaction of Lessee; (ii) all contractors, subcontractors, materialmen and other suppliers who could otherwise claim a lien on the Demised Premises or the Improvements by reason of having supplied labor or materials in connection with such alteration or addition have been paid in full or have duly and effectively waived or released all rights to any such liens, or that any such liens filed by any of them are being duly contested and have been bonded (unless Lessor shall have agreed to accept other security reasonably satisfactory to it); and (iii) subject to any contest of mechanics’ liens referred to in clause (ii), the Demised Premises and the Improvements are free and clear of all liens and encumbrances that might or could attach thereto by reason of such alteration-or addition.

Section 9.03.          All alterations, replacements, and additions made by Lessee on the Demised Premises shall be and become part of the Improvements and shall, upon termination of this Lease, belong to Lessor.

Section 9.04.          All material salvaged in connection with any work which Lessee is permitted to do hereunder shall belong to Lessee.

ARTICLE TEN

INSURANCE AND DAMAGE

Section 10.01.        At all times, (a) Lessor shall keep the Improvements insured for full replacement value, under a Property Insurance (Special Form) policy of insurance (which may include, without limitation, rent insurance, building ordinance coverage, water damage, war and terrorism insurance and in the future shall include only such additional coverage as is generally carried for properties of a character similar to the Demised Premises and Improvements and similarly situated]) and (b) commercial general liability insurance with a combined single limit of no less than $10,000,000 per occurrence and aggregate whether as primary or in combination with umbrella excess.  All insurance obtained by Lessor shall be for the exclusive benefit of Lessor and Lessor’s mortgagee, as applicable, except that policy(ies) described in (b) above shall name Lessee as an additional insured, but not as a named insured.  All losses filed with respect to the Property Insurance (Special Form) policy of insurance shall be adjusted by and paid to Lessor.  All policies shall be issued by insurance carriers approved to do business in the State of New York rated A-/VIII or better by A.M. Best and Company.

All insurance required by this Section 10.01 shall be evidenced by policies in form and substance which are then standard in New York State.  Any such insurance policies shall contain to the extent obtainable, at no additional cost unless the benefited party is willing to pay such additional cost, an agreement by the insurer not to cancel such policy or materially alter its coverage except upon at least ten (10) days’ prior written notice to Lessor and Lessee. It is the intention of the parties hereto that Lessor shall procure and maintain in force at all times, the above described insurance and that the Lessee will timely pay, as additional rent, the premiums for such insurance annually or, if Lessee and such company(ies) shall agree, in installments, and Lessee will provide proof of payment to Lessor promptly upon making of any such payment.

Aggregate annual premiums for the insurance to be carried pursuant to this Section 10.01 are currently $23,177 (the “Basic Premium Amount”) and cover the insurance described in the first paragraph of this Section 10.01.  Prior to renewal or replacement of any of the above insurance, Lessor shall give Lessee at least ten (10) business days notice thereof accompanied by details of the insurance to be carried and a premium quote for such insurance from the insurance company or companies which are to furnish such insurance.  In the event aggregate annual premiums for future insurance required hereby shall exceed the Basic Premium Amount by more than $1,000, Lessee may obtain insurance premium quotes from other insurance carriers which meet the qualifications set for herein including, without limitation, the same coverage that will be maintained as of the date of commencement of this Lease, except to the extent insurance carriers are generally not offering such coverage, and notify Lessor of the carriers and their premium amounts.  If the aggregate annual premiums for the insurance which can be obtained by Lessee shall be less than the premiums for the insurance proposed by Lessor by $1,000 or more per annum, Lessor shall either (i) accept the insurance coverage proposed by Lessee, or (ii) continue coverage with the carriers proposed by Lessor but, in the latter case, Lessee shall be responsible to pay premiums only on the basis of the quotes for insurance proposed by Lessee and Lessor shall be responsible for any balance of the aggregate annual premium amount (to be paid pro rata in the case of installment payments).  Lesssor and Lessee agree to cooperate with each other in placing the insurance pursuant to the provisions of this paragraph.  Any insurance to be obtained by Lessee hereunder shall (a) comply with the provisions of this Lease as to form of policies and quality of insurance carrier, and (b) as to liability insurance, be coverage on an occurrence basis.

Section 10.02.        Intentionally omitted.

Section 10.03.        Losses payable by reason of the rental value insurance shall be paid to Lessor to be applied by Lessor first to the payment of rent and all other charges to be paid hereunder.  Any balance of such portion of the total proceeds remaining after payment of said sums during the aforesaid period shall be paid to Lessee.

Section 10.04.        (a)  Lessee further agrees that, throughout the Demised Term, it will maintain (i) commercial general liability insurance on an occurrence form with contractual liability endorsement covering the covenants set forth in Section 6.01 hereof, protecting Lessee and Lessor against claims of any and all persons, firms and corporations for personal injury, death or property damage occurring upon, in or about the Demised Premises or Improvements, or any elevators or escalators therein or thereon, or in or about the adjoining streets, sidewalks and passageways, such insurance with a combined single limit of no less than $10,000,000 per occurrence and aggregate, whether as primary or in combination with umbrella excess for bodily injury and property damage and (ii) with respect to an construction or other work on or about the Demised Premises and the Improvements, appropriate workmen’s compensation insurance. All policies for such insurance as is provided for in this Section 10.04 shall list Lessor as an additional insured and shall be obtained by Lessee with any responsible carrier or carriers of Lessee’s selection rated A-/VIII or better by A.M. Best and Company and approved to do business in New York State.  Policies and endorsements evidencing such insurance coverage shall be delivered by Lessee to Lessor promptly after execution of this Lease, and certificates evidencing renewal of such insurance shall be delivered to Lessor at least ten (10) days prior to the expiration of any policy of such insurance followed by copies of policies and endorsements with reasonable promptness. Any such policies shall contain, to the extent obtainable, an agreement by the insurers not to cancel such policies or materially alter their respective coverages except upon at least ten (10) days’ prior written notice to Lessor.

(b)   Lessee shall be responsible, at Lessee’s own cost and expense, throughout the term of this Lease, to maintain, and keep in full force and effect, insurance coverage for all vehicles, furniture, fixtures, machinery (including, without limitation, communication systems and computer systems), goods, supplies, product and other personalty of Lessee or others (collectively “Lessee’s Property”) at or about the Demised Premises.

Section 10.05.        Intentionally omitted.

Section 10.06.        If the Improvements shall be damaged or destroyed by fire or any other casualty whatsoever, Lessor shall repair the damage and restore the Improvements, at its expense, with reasonable promptness after notice of the damage or destruction.  In the event that any of the insurance proceeds with respect to the Demised Premises and Improvements, shall remain after the completion of such restoration, the excess shall be paid to Lessee or as it may direct for Lessee’s account.  Lessee’s obligations hereunder are subject to the following further understandings and agreements:

If such fire or other casualty occurs during the last eighteen (18) months of the Demised Term or any extension thereof and the Improvements shall be damaged to the extent of 50% or more of the cost of replacement thereof, either party may terminate this Lease by giving notice to the other party of its intention to so terminate, said notice shall be delivered at least sixty (60) days prior to the effective date of such termination and within forty-five (45) days of delivery to Lessor of notice of the casualty, which shall be accompanied by the estimated cost of restoration from a licensed architect or engineer with at least ten (10) years experience in the New York metropolitan area to the effect that the Improvements have been damaged to the extent provided in this paragraph and that Lessee has determined that the Improvements will not be rebuilt, replaced or repaired. In the event of such termination, all insurance policies and proceeds shall be assigned and paid to the Lessor.

Subject to the provisions of the preceding paragraph, in the event of any such damage or destruction by fire or other casualty, the provisions of this Lease shall be unaffected and Lessee shall remain and continue liable for the payment of all installments of rent, additional rent, taxes and all other charges and impositions required hereunder to be paid by Lessee, as though no damage or destruction by fire or other casualty had occurred, until the Lease terminates as provided above or otherwise in accordance with the terms of this Lease.

Section 10.07.        Lessor and Lessee each agree that it will cooperate with the other, to such extent as such other party may reasonably require, in connection with the prosecution or defense of any action or proceeding arising out of, or for the collection of, any insurance moneys that may be due in the event of any loss or damage, and that it will execute and deliver to such other party such instruments as may be required to facilitate the recovery of any insurance moneys, but the costs and expenses of all such actions and proceedings shall be paid by Lessee.

Section 10.08.        Lessee agrees to give prompt notice to Lessor with respect to all fires or other casualties occurring upon the Demised Premises.

Section 10.09.        Lessor and Lessee acknowledge that under certain circumstances, damage may have occurred with respect to the Demised Premises and/or Improvements prior to the date hereof which did not result in the termination of the Contract of Sale pursuant to its terms.  Lessee shall restore and repair the damaged portion of the Demised Premises and/or Improvements to essentially the same condition as existed prior to the occurrence of the casualty causing such damage at Lessee’s expense and from proceeds of any insurance carried by Lessee or its affiliates on the Demised Premises and Improvements prior to the date hereof and the parties agree that Lessor shall have no interest in such insurance proceeds.  All work shall be done in accordance with the provisions of Article IX hereof.

Section 10.10.        (a)           Lessor and Lessee shall each endeavor to secure an appropriate clause in, or an endorsement upon, each insurance policy obtained by it under this Lease pursuant to which the respective insurance companies waive their rights of subrogation.  The waiver of subrogation shall extend to the agents of each party and its employees and, in the case of Lessee, shall also extend to all other persons and entities occupying or using the Demised Premises and Improvements in accordance with the terms of this Lease.  If and to the extent that such waiver can be obtained only upon payment of an additional charge then the party benefiting from the wavier shall pay such charge upon demand, or shall be deemed to have agreed that the party obtaining the insurance coverage in question shall be free of any further obligations under the provisions hereof relating to such waiver.

(b)           Each party hereby releases the other with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damages or destruction with respect to its property by fire or other casualty (including rental value or business interruption, as the case may be) occurring during the term of this Lease.

ARTICLE ELEVEN

CONDEMNATION

Section 11.01.        If, during the Demised Term the whole of the Demised Premises shall be taken or condemned in eminent domain proceedings for any public or quasi-public use, or in the event of conveyance in lieu thereof or if less than the whole is so taken or condemned with the result that the remainder of the Demised Premises is insufficient to permit the use thereof by Lessee as permitted by this Lease, as determined to the reasonable satisfaction of the Lessor (hereinafter termed total condemnation or constructive total condemnation respectively), this Lease shall cease and terminate on the date on which the Lessee loses possession of the Demised Premises or the portion thereof due to such condemnation. Rent, Taxes and other charges herein provided shall be prorated as of the date of termination.

Section 11.02.        If, during the Demised Term, a portion of any of the property comprising the Demised Premises shall be taken or condemned under the right of eminent domain, which does not result in the termination of this Lease (hereinafter termed a partial condemnation), then Lessor shall, at Lessor’s expense, restore the Improvements on the property remaining so that they will constitute an architectural unit of the same general character and condition (as nearly as may be possible in the circumstances) as the previous Improvements and this Lease will remain in full force and effect with regard to the remaining portion of such property.  Any amount of the award remaining after completion of restoration shall be the property of Lessor as provided in Section 11.03.  Lessor and Lessee acknowledge that under certain circumstances, damage may have occurred with respect to the Demised Premises and/or Improvements arising from a condemnation prior to the date hereof which did not result in the termination of the Contract of Sale pursuant to its terms.  Lessee shall restore and repair the damaged portion of the Demised Premises and/or Improvements to essentially the same condition as existed prior to the condemnation causing such damage and the parties agree that any condemnation award relating thereto shall be paid to Lessee for such purposes with any balance remaining after completion of restoration and repair to be shared equally by Lessor and Lessee.  All work shall be done in accordance with the provisions of Article IX hereof.

Section 11.03.        All compensation awarded for any taking or conveyance arising from a total or constructive total condemnation and, except as provided in Section 11.02, a partial condemnation, whether for the whole or a part of the Demised Premises or otherwise, shall be shared by Lessor and Lessee as may be agreed by the parties or as determined by a court of competent jurisdiction and in any court proceeding Lessor shall be entitled to make claims for the residual value of the fee interest in the Demised Premises and Improvements and Lessee shall be entitled to make claims for the value of its leasehold estate in this Lease if there is a total or constructive total condemnation and for the value of the portion of the leasehold estate in this Lease taken in the event of a partial condemnation and such awards as may be allowed for trade fixtures or for loss of business.  If a court of competent jurisdiction shall have conclusively determined that unpaid rent or additional rent under this Lease shall be due and owing by Lessee to Lessor, the amount thereof shall be paid from Lessee’s award hereunder if such rent is unpaid at such time.

Section 11.04.        In the case of any one or more partial condemnations, the annual rent thereafter payable under this Lease shall be reduced in the same proportion as the amount of land originally subject hereto shall have been reduced by such taking.

Section 11.05.        If, at any time after the date hereof, the whole or any part of the Demised Premises or Improvements or of Lessee’s interest under this Lease shall be taken or condemned by any governmental body or officer or other competent authority for its or their temporary use or occupancy, the foregoing provisions of this Article shall not apply and Lessee shall continue to pay, in the manner and at the times herein specified, the full amounts of the annual rent and all additional rent and other charges payable by Lessee hereunder, and, except only to the extent that Lessee may be prevented from so doing pursuant to the terms of the order of the condemning authority, to perform and observe all of the other terms, covenants, conditions and obligations hereof upon the part of Lessee to be performed and observed, as though such taking had not occurred. In the event of any such taking as in this Section 11.05 referred to, Lessee shall be entitled to receive the entire amount of any award made for such taking, whether paid by way of damages, rent or otherwise, unless such period of temporary use or occupancy shall extend beyond the Demised Term in which case such award shall be apportioned between Lessor and Lessee as of such date of expiration. Lessee covenants that, upon the termination of any such period of temporary use or occupancy (whether prior to or subsequent to the termination of this Lease), it will, at its sole cost and expense, restore the Demised Premises and the Improvements, as nearly as may be reasonably possible, to the condition in which the same were immediately prior to such taking. To the extent that Lessor receives, by way of such apportionment or otherwise, any award or payment to pay or compensate for the restoration of the Premises, Lessor will pay such sum to Lessee.

ARTICLE TWELVE

LESSOR’S RIGHTS TO PERFORM LESSEE’S COVENANTS

Section 12.01.        Lessee covenants and agrees that if it shall at any time fail to pay, or cause to be paid, an expense, Tax, charge or obligation pursuant to the provisions of Article Three hereof, or to take out, pay for, maintain or deliver or cause to be taken out, paid for, maintained or delivered any of the insurance policies provided for in Article Ten hereof, or shall fail to make any other payment or perform any other act which Lessee is obligated to make or perform under this Lease, or cause such to be done, then Lessor may, but shall not be obligated so to do, after ten (10) days’ notice to Lessee (but without notice in the event of an emergency) and without waiving, or releasing Lessee from, any obligation of Lessee in this Lease contained, pay any such expense, Tax, charge or obligation or effect such insurance coverage and pay premiums therefor, and may make any other payment or perform any other act which Lessee is obligated to perform under this Lease, in such manner and to such extent as shall be necessary, and, in exercising any such rights, pay necessary and incidental costs and expenses, employ counsel and incur and pay reasonable attorneys’ fees and expenses. All sums so paid by Lessor and all necessary and incidental costs and expenses in connection with the performance of any such act by Lessor, together with interest thereon at the Involuntary Rate from the date of the making of such expenditure by Lessor, shall be deemed additional rent hereunder and, except as otherwise in this Lease expressly provided, shall be payable to Lessor as additional rent on the next rent payment date, and Lessee covenants to pay any such sum or sums with interest as aforesaid and Lessor shall have the same rights and remedies in the event of the non-payment thereof by Lessee as in the case of default by Lessee in the payment of the rent.

ARTICLE THIRTEEN

CONDITIONAL LIMITATIONS-DEFAULT PROVISIONS

Section 13.01.        This Lease and the Demised Term are subject to the limitation that if, at any time during the Demised Term, any one or more of the following events (herein called an “event of default”) shall occur, that is to say:

(i)            if Lessee shall make an assignment for the benefit of its creditors; or

(ii)           if any petition shall be filed against Lessee in any court, whether or not pursuant to any statute of the United States or of any State, in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceedings, and Lessee shall thereafter be adjudicated bankrupt, or if such proceedings shall not be dismissed within sixty (60) days after the institution of the same; or if any such petition shall be so filed by Lessee or liquidator; or

(iii)          if, in any proceeding, a receiver, receiver and manager, trustee or liquidator be appointed for all or any portion of Lessee’s property, and such receiver, receiver and manager, trustee or liquidator shall not be discharged within sixty (60) days after the appointment of such receiver, receiver and manager, trustee or liquidator; or

(iv)          if Lessee shall fail to pay any installment of the rent provided for herein, or any part thereof, when the same shall become due and payable, and such failure shall continue for ten (10) days after notice thereof from Lessor to Lessee provided, however, that such notices shall be required by Lessor to Lessee only four (4) times in any calendar year; or

(v)           if Lessee shall fail to pay any item of additional rent or any other charge or sum required to be paid by Lessee hereunder, and such failure shall continue for thirty (30) days after notice thereof from Lessor to Lessee after notice thereof from Lessor to Lessee provided, however, that such notices shall be required by Lessor to Lessee only four (4) times in any calendar year; or

(vi)          if Lessee shall fail to perform or observe any other requirement of this Lease (not hereinbefore in this Section 13.01 specified) on the part of the Lessee to be performed or observed, and such failure shall continue for thirty (30) days after notice thereof from Lessor to Lessee after notice thereof from Lessor to Lessee provided, however, that such notices shall be required by Lessor only four (4) times in any calendar year;

then upon the happening of any one or more of the aforementioned events of default, and the expiration of the period of time prescribed in any such notice, Lessor shall have the right, then or at any time thereafter, and while such default or defaults shall continue, to give Lessee written notice of Lessor’s intention to terminate this Lease on a date specified in such notice, which date shall not be less than ten (10) days after the date of giving of such notice, and on the date specified in such notice Lessee’s right to possession of the Demised Premises shall cease and Lessee shall peaceably and quietly yield to and surrender to Lessor the Demised Premises and Improvements located thereon and this Lease shall thereupon be terminated and all of the right, title and interest of the Lessee hereunder and in the Demised Premises and Improvements shall wholly cease and expire in the same manner and with the same force and effect as if the date of expiration of such ten (10) day period were the date originally specified herein for the expiration of this Lease and the Demised Term, and the Lessee shall then quit and surrender the Demised Premises and Improvements to the Lessor, but the Lessee shall remain liable as hereinafter provided.

Section 13.02.        In the event of any termination of this Lease as in Section 13.01 above provided or as otherwise permitted by Law, or if an event of default shall continue beyond the expiration of any grace period above provided for, Lessor may avail itself of any and all remedies available at Law including, but not limited to entering upon the Demised Premises and Improvements, and having, repossessing and enjoying the same by summary proceedings, ejectment or otherwise, and in any such event neither Lessee nor any person claiming through or under Lessee by virtue of any statute or of an order of any court shall be entitled to possession or to remain in possession of the Demised Premises but shall forthwith quit and surrender the Demised Premises and Improvements. Lessor shall incur no liability to any person for or by reason of any such entry, repossession or removal of Lessee or any person claiming through or under Lessee.

Section 13.03.        In case of any such termination, re-entry, or dispossess by summary proceedings, ejectment or otherwise, the rent and all other charges required to be paid by Lessee hereunder shall thereupon become due and payable up to the time of such termination, re-entry or dispossess, and Lessee shall also pay to Lessor all expenses, reasonable attorneys’ fees, brokerage commissions, and all other costs paid or incurred by Lessor for obtaining possession of the Demised Premises, for restoring the Demised Premises and Improvements to good order and condition, for altering, decorating, repairing and otherwise preparing the same for reletting, for maintaining the Demised Premises and Improvements and for reletting the same, and for damages for loss of rentals from the Demised Premises and Improvements through the Demised Term.

Section 13.04.        The right of Lessor to recover from Lessee the amounts hereinabove provided for shall survive the issuance of any order for possession or other cancellation or termination hereof, and Lessee hereby expressly waives any defense that might be predicated upon the issuance of such order for possession or other cancellation or termination hereof. Lessee hereby expressly waives service of any notice of intention to re-enter that may be required by law. Lessee, for itself and any and all persons claiming through or under Lessee, including its creditors, upon the termination of this Lease and of the Demised Term in accordance with the terms hereof, or in the event of entry of judgment for the recovery of the possession of the Demised Premises and the Improvements in any action or proceeding, or if Lessor shall enter the Demised Premises and the Improvements by process of law or otherwise, hereby waives any right of redemption provided or permitted by any Law or decision now or hereafter in force, and does hereby waive, surrender and give up all rights or privileges which Lessee may or might have under and by reason of any present or future statute, law or decision, to redeem the Demised Premises and the Improvements or for a continuation of this Lease for the term hereby demised after having been dispossessed or ejected therefrom by process of law, or otherwise. Lessee waives all right to trial by jury in any summary or other judicial proceedings hereafter instituted by Lessor against Lessee in respect to the Demised Premises and the Improvements. The words “reentry” and “re-enter” as used in this Lease shall not be construed as limited to their strict legal meaning.

Section 13.05.        Anything in this Article Thirteen to the contrary notwithstanding, it is expressly understood that, with respect to any event of default within the purview of subdivision (vi) of Section 13.01 hereof, if such event of default is of such a nature that it cannot, with due diligence, be cured within a period of thirty (30) days, Lessor shall not be entitled to re-enter the Demised Premises and the Improvements or serve a notice of termination upon Lessee, as provided in said Section 13.01, nor shall the same be regarded as an event of default for any of the purposes of this Lease, if Lessee shall have commenced the curing of such default within the period of thirty (30) days referred to in said subdivision (vi), and so long as Lessee shall thereafter proceed with all due diligence to complete the curing of such default not susceptible of being cured with due diligence within thirty (30) days, and the time of Lessee within which to cure the same shall be extended for such period as may be necessary to complete the same with all due diligence.

ARTICLE FOURTEEN

CUMULATIVE REMEDIES-WAIVER-ORAL CHANGE

Section 14.01.        The specified remedies to which Lessor may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Lessor may be lawfully entitled in case of any breach or threatened breach by Lessee of any provision of this Lease.

Section 14.02.        The failure of Lessor to insist in any one or more cases upon the strict performance of any of the terms, covenants, conditions, provisions or agreements of this Lease or to exercise any option herein contained shall not be construed as a waiver or a relinquishment for the future of any such term, covenant, condition, provision, agreement or option. A receipt and acceptance by Lessor of rent or any other payment, or the acceptance of performance of any thing required by this Lease to be performed, with knowledge of the breach of any term, covenant, condition, provision or agreement of this Lease, shall not be deemed a waiver of such breach, nor shall any such acceptance of rent in a lesser amount than is herein provided for (regardless of any endorsement on any check, or any statement in any letter accompanying any payment of rent) operate or be construed either as an accord and satisfaction or in any manner other than as payment on account of the earliest rent then unpaid by Lessee, and no waiver by Lessor of any term, covenant, condition, provision or agreement of this Lease shall be deemed to have been made unless expressed in writing and signed by Lessor.

Section 14.03.        In addition to the other remedies in this Lease provided, Lessor shall be entitled to the restraint by injunction of any violation or attempted or threatened violation, of any of the terms, covenants, conditions, provisions or agreements of this Lease.

Section 14.04.        This Lease shall not be affected by any laws, ordinances or regulations, whether federal, state, county, city, municipal or otherwise, which may be enacted or become effective from and after the date of this Lease affecting or regulating or attempting to affect or regulate the rent herein reserved or continuing in occupancy Lessee or any sublessees or assignees of Lessee’s interest in the Demised Premises and Improvements beyond the dates of termination of their respective leases, or otherwise.

Section 14.05.        This Lease may not be changed orally, but only by agreement in writing signed by the party against whom enforcement of the change, modification or discharge is sought or by its agent.

ARTICLE FIFTEEN

QUIET ENJOYMENT

Section 15.01.        Lessor covenants that so long as Lessee shall pay the rent provided for herein and shall keep, observe and perform all of the other covenants of this Lease, and subject to the provisions of Sections 4.05 and 4.06, Lessee shall and may peaceably and quietly have, hold and enjoy the Demised Premises and Improvements for the Demised Term aforesaid free of interference from Lessor or those claiming through or under Lessor. This covenant shall be construed as running with the land to and against subsequent owners and successors in interest, and is not, nor shall it operate or be construed as, a personal covenant of Lessor, except to the extent of Lessor’s interest in said Demised Premises and only so long as such interest shall continue, and thereafter this covenant shall be binding only upon such subsequent owners and successors in interest, to the extent of their respective interests, as and when they shall acquire the same, and only so long as they shall retain such interest.

ARTICLE SIXTEEN

SURRENDER OF DEMISED PREMISES

Section 16.01.        Except as otherwise provided in this Lease, Lessee shall, upon the expiration or termination of this Lease for any reason whatsoever, surrender to Lessor the Demised Premises and the Improvements, together with all alterations and replacements thereof then on the Demised Premises, in good order, condition and repair, except for reasonable wear and tear. Title to all trade fixtures, furniture and equipment (other than building equipment) of Lessee and its permitted sublessees installed in the Demised Premises shall remain in Lessee and in such sublessee, and, upon the expiration or other termination of this Lease, the same may and, upon demand of Lessor, shall be removed and any resultant damage to the Demised Premises or the Improvements shall be repaired, by and at the expense of Lessee.  Any of the foregoing which shall remain on the Demised Premises at the end of the Demised Term shall be deemed to be abandoned property.  Lessor or Lessor’s agents shall have the right to place notices on the Demised Premises at any time prior to six months of the expiration of the Term of offering the Demised Premises for lease or for sale.

ARTICLE SEVENTEEN

ASSIGNMENT AND SUBLETTING

Section 17.01.        Lessee shall not assign, sublet, mortgage, pledge or otherwise encumber this Lease, without the prior written consent of Lessor in each instance.  If this Lease shall be assigned, or if the Demised Premises or any part thereof shall be underlet or occupied by anybody other than Lessee, Lessor may, but shall not be obligated to, after default by Lessee beyond applicable grace or cure periods, collect rents from the assignee, undertenant or occupant, and apply the net amount collected to the rents herein reserved, but no assignment, underletting, occupancy or collection shall be deemed a waiver of the provisions hereof, the acceptance of the assignee, undertenant or occupant as lessee under this Lease or a release of Lessee, from obtaining the express consent in writing of Lessor to any further assignment or underletting. In no event shall any permitted sublessee assign or encumber its sublease or further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space or any part thereof to be used or occupied by others, without Lessor’s prior written consent in each instance.

Section 17.02.        If Lessee shall desire to assign this Lease or to sublet all or part of the Demised Premises, Lessee shall give notice (“Tenant’s Notice”) thereof to Lessor, which Tenant’s Notice shall set forth: (a) with respect to an assignment of this Lease, the approximate date upon which Lessee desires the assignment to be effective and any consideration Lessee would receive under such assignment, (b) with respect to a sublet of all or part of the Demised Premises: (i) the approximate dates upon which Lessee desires the sublease term to commence and expire, (ii) the rental rate and other material business terms upon which Lessee would sublet such premises, and (iii) a description of the Demised Premises showing the portion to be sublet (the “Sublease Space”), (c) to the extent known, the name and address of the proposed assignee or subtenant, and the nature of its business and its proposed use of the Demised Premises (it being understood that Lessee need not have identified a proposed assignee or subtenant at the time of the giving of Tenant’s Notice), (d) a copy of the proposed form of assignment or sublease and any other agreements relating thereto, and if the proposed transaction is an assignment of this Lease, Tenant’s Notice shall be deemed an offer from Lessee to Lessor whereby Lessor may, at its option terminate this Lease. Said option may be exercised by Lessor by notice given to Lessee at any time within twenty (20) says after Tenant’s Notice has been given by Lessee to Lessor, and during such twenty-day period, Lessor shall not assign this Lease nor sublet the Sublease space to any person other than Lessor.

Section 17.03.        If Lessor exercises its option to terminate this Lease pursuant to Section 17.02 hereof, this Lease shall end and expire on the date that such assignment was to be effective, as if such date were the scheduled termination date of this Lease, and rent and additional rent due hereunder shall be paid and apportioned to such date. In such event, Lessor and Lessee, upon request of either party, shall enter into an agreement ratifying and confirming such termination.

Section 17.04.        In the event Lessor does not exercise its option to terminate pursuant to Section 17.02 above, then, as a condition to Lessor’s agreement to consider Lessee’s proposed assignment or subletting, Lessee shall furnish to Lessor, to the extent not previously delivered: (i) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Demised Premises, and (ii) current financial information with respect to the proposed assignee or subtenant, including, without limitation, its most recent financial report. Lessor’s consent to the proposed assignment or sublease shall not be unreasonably withheld or delayed, provided and upon condition that:

(a)           The proposed assignee or subtenant is a reputable person or entity of good character and with sufficient financial net worth considering the responsibility involved, which financial net worth shall not be less than that of Lessee as of the date hereof, and Lessor has been furnished with reasonable proof thereof;

(b)           The form of the proposed sublease or instrument of assignment shall be reasonably satisfactory to Lessor and shall comply with the applicable provisions of this Article 17, and Lessee shall deliver a true and complete original, fully executed counterpart of such sublease or instrument of assignment and assumption to Lessor promptly upon the execution and delivery thereof;

(c)           The rental and other material terms and conditions of the assignment or sublease are substantially the same as those contained in Tenant’s Notice (with no variance in basic economic terms of greater than 3% from those set forth in the Tenant’s Notice and in the event of such a greater variance, Lessor shall have a renewed right to terminate this Lease as provided in Section 17.02 above); and

(d)           Lessee and its proposed subtenant or assignee, as the case may be, shall execute and deliver to Landlord an agreement, in form and substance reasonably satisfactory to Lessor, setting forth the terms and conditions upon which Lessor shall have granted its consent to such assignment and assumption or subletting, and the agreement of Lessee and such subtenant or assignee, as the case may be, to be bound by the provisions of this Article 17.

Section 17.05.        Each subletting pursuant to this Article shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease.  Notwithstanding any such subletting to any other subtenant and/or acceptance of rent or additional rent by Lessor from any sublessee, Lessee shall and will remain fully liable for the payment of rent and additional rent due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Lessee to be performed and all acts and omissions of any subtenant permitted hereunder which shall be in violation of any of the obligations of this Lease, and any such violation shall be deemed to be a violation by Lessee.

Section 17.06.        After an assignment or subletting permitted under this Lease, no other and further assignment or subletting of the Demised Premises by any person claiming through or under Lessee shall or will be made except upon compliance with and subject to the provisions of this Article.

Section 17.07.        In the event that (a) Lessor fails to exercise its option under Section 17.02 hereof and consents to a proposed assignment or sublease, and (b) Lessee fails to execute and deliver the assignment or sublease to which Lessor consented within one hundred twenty (120) days after the giving of such consent, then, Lessee shall again comply with all the provisions and conditions of Section 17.02 hereof before assigning this Lease or subletting all or part of the Demised Premises.

Section 17.08.        With respect to each and every sublease or subletting authorized by Lessor under the provisions of this Lease it is further agreed:

(a)           No sublease shall be valid, and no subtenant shall take possession of the Demised Premises or any part thereof, until an executed counterpart of such sublease has been delivered to Lessor and approved in writing by Lessor; and

(b)           Each sublease shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and each subtenant by entering into a sublease is deemed to have agreed that in the event of termination, re-entry or dispossession by Lessor under Article 13 of this Lease or applicable law, Lessor may, at its option, take over all of the right, title and interest of Lessee, as sublandlord, under such sublease, and such subtenant shall attorn to Lessor pursuant to the then executory provisions of such sublease, except that Lessor shall not (i) be liable for any previous act or omission of Lessee under such sublease, (ii) be subject to any counterclaim, offset or defense, not expressly provided in such sublease, which theretofore accrued to such subtenant against Lessee, (iii) be bound by any previous prepayment of more than one month’s rent or additional rent, or (iv) be obligated to perform any work in the subleased space, and the subtenant shall execute and confirm such attornment. The provisions of this Article 17 shall be self-operation and no further instrument shall be required to give effect to this provision.

Section 17.09.        For the purposes of this Lease, the term “Profit” means any rents, additional charges or other consideration paid under the sublease to Lessee by the sublessee which is in excess of rent and additional rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Lessee hereunder) pursuant to the terms hereof (including, but not limited to, sums paid for the sale or rental of Lessee’s fixtures, leasehold improvements, equipment, furniture or other personal property, which are in excess of, in the case of the sale or lease of equipment, furniture and furnishings, the then fair market value thereof, which shall be presumed to be the net unamortized or undepreciated cost thereof determined on the basis of Lessee’s federal income tax returns), less expenses reasonably and actually incurred by Lessee on account of brokerage commissions, out-of-pocket legal fees and disbursements paid to third parties, architectural fees, alteration expenses, advertising costs and free rent or other concessions in connection with such sublease.  As further consideration for any subletting or assignment approved by Lessor, fifty percent (50%) of all Profit shall be paid to Lessor when paid by the sublessee or assigneee to the Lessee.  Lessee shall furnish to Lessor, upon request, a statement setting forth the basis on which Profit is calculated and shall grant Lessor the right to inspect books and records relating to Profit.

Section 17.10.        Notwithstanding anything to the contrary set forth in this Article 17:

(i)            Tenant shall have the right to permit parties and entities which are affiliated with, or related to Lessee to occupy and use portions of the Demised Premises for the uses contemplated by this Lease without Lessor’s consent.  A list of current affiliated parties or entities is set forth in Schedule C hereto although additional parties or entities may be added which are bona fide affiliates of Lessee or otherwise related thereto; and

(ii)           a sale or transfer of all, or substantially all, of the stock of the Lessee or all, or substantially all, of the assets of Lessee in connection with, in either case, a transfer, sale or merger of the business activities of Lessee shall not constitute a transfer subject to the provisions of this Article 17.

Section 17.11.        Any assignment or transfer permitted hereunder shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Lessor an agreement, in form and substance reasonably satisfactory to Lessor, whereby the assignee shall assume the obligations of this Lease on the part of the Lessee to be performed or observed.  Section 17.06 shall continue in effect as to any such assignee.

ARTICLE EIGHTEEN

ENTIRE AGREEMENT

Section 18.01.        It is expressly understood and agreed by and between the parties hereto that this Lease sets forth all the promises, agreements, conditions and understandings between

Lessor and Lessee with respect to the Demised Premises, and that there are no promises, agreements, conditions or understandings, either oral or written, between them other than as are herein set forth. It is further understood and agreed that no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Lessor or Lessee unless reduced to writing and signed by them.

ARTICLE NINETEEN

EXCAVATIONS ON ADJOINING PROPERTY

Section 19.01.        If any excavation or other building operation shall be about to be made or shall be made upon any adjoining premises or streets, Lessee shall permit any third persons obligated by Law to protect the Demised Premises and Improvements, and their respective representatives, to enter upon the Demised Premises and Improvements and shore the foundations and walls thereof and to do any other act or thing necessary for the safety or preservation of the Demised Premises and Improvements, subject to such reasonable conditions, including insurance and indemnities, as Lessee shall impose upon such third persons and Lessor shall receive copies of all of the foregoing.

ARTICLE TWENTY

INTENTIONALLY OMMITTED

ARTICLE TWENTY-ONE

ESTOPPEL CERTIFICATES

Section 21.01.        Lessee agrees at any time and from time to time, but not more frequently than twice each calendar year, upon not less than ten (10) days’ prior request by either, to execute, acknowledge and deliver to the party requesting the same a statement in writing certifying that this Lease is unmodified and is in full force and effect (or if there have been modifications that the same is in full force and effect as modified and stating the modifications), and the dates to which the rent and other charges have been paid in advance, if any, it being intended that any such statement delivered pursuant to this Article may be relied upon by any prospective purchaser or mortgagee of the Demised Premises.

ARTICLE TWENTY-TWO

INTENTIONALLY OMMITTED

ARTICLE TWENTY-THREE

NOTICES

Section 23.01.        NOTICES.  All notices or other written communications hereunder shall be deemed to have been properly given: (i) upon delivery, if delivered in person, (ii) one (1) Business Day (defined below) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed to Lessor or Lessee at their respective addresses stated in this Lease, or at such other place as Lessor or Lessee may from time to time designate by a written notice to the other.  Copies of all notices or other communications to Lessor and Lessee shall also be given, in the manner provided above, as follows:

If to Lessor, a copy to:	Farer Fersko, a Professional Association
600 South Avenue
P.O. Box 580 Westfield, New Jersey 07091
Attention: Jack Fersko, Esq.
Facsimile: (908) 789-8660
Telephone: (908) 789-8550

If to Lessee, a copy to:	Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, New York 10038-4982
Attention: Real Estate Department
Facsimile: 212-806-6006
Telephone: 212-806-5400

For purposes hereof, “Business Day” shall mean a day on which commercial banks are not authorized or required by law to close in New York, New York.

ARTICLE TWENTY-FOUR

INVALIDITY OF PARTICULAR PROVISIONS

Section 24.01.        If any term or provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Lease shall be valid and be enforced to the fullest extent permitted by law.

ARTICLE TWENTY-FIVE

INTENTIONALLY OMMITTED

ARTICLE TWENTY-SIX

HAZARDOUS SUBSTANCES

Section 26.01.        In addition to the provisions of Article 4 hereof, Lessee covenants and agrees that: (a) all uses and operations on or of the Demised Premises and Improvements (including, without limitation, the Tanks (defined below)), by Lessee or any other person or entity, shall be in compliance with all Environmental Laws (defined below) and permits issued pursuant thereto; (b) there shall be no Releases (defined below) of Hazardous Substances (defined below) in, on, under or from the Demised Premises or Improvements by Lessee or anyone controlled by, controlling or under common control with Lessee; and (c) Lessee shall keep the Demised Premises free and clear of all liens and other encumbrances imposed pursuant to any Environmental Laws, whether due to any act or omission of Lessee or any other person or entity.  Lessee shall notify Lessor in writing of (i) any Releases or threatened Releases of Hazardous Substances in, on, under, from or migrating towards the Demised Premises or Improvements; (ii) any non-compliance with any Environmental Laws related in any way to the Demised Premises or Improvements; (iii) any required or proposed Remediation (defined below) of Hazardous Substances relating to the Demised Premises or Improvements; and (iv) any written or oral notice or other communication of which any Lessee becomes aware from any source whatsoever (including but not limited to a governmental authority) relating in any way to Hazardous Substances or Remediation thereof, possible liability of any person or entity pursuant to any Environmental Law, other environmental conditions in connection with the Demised Premises or Improvements, or any actual or potential administrative or judicial proceedings in connection with anything referred to in this Lease.  Lesseee shall not commence Remediation actions at the Demised Premises (except in an emergency) prior to (i) obtaining all necessary permits, registrations, licenses, certificates and approvals from all governmental authorities required pursuant to Law, including without limitation if necessary, air pollution control permits and water pollution discharge elimination system permits; and (ii) delivering a copy of each to Lessor.  Remediation shall not include any engineering or institutional controls (other than an existing building or a parking lot paving as a cap), use restrictions or signage; provided, however, that any required Remediation shall be only to the extent required for commercial use.  Lessor agrees to advise Lessor of any meetings scheduled with any governmental authorities relating to Environmental Laws and to afford Lessor the opportunity to attend any such meeting.

Section 26.02.        Lessee covenants and agrees at its sole cost and expense, to protect, defend, indemnify, release and hold Lessor harmless from and against any and all Losses (defined below) imposed upon or incurred by or asserted against any Lessor and directly or indirectly arising out of or in any way relating to any one or more of the following (except to the extent the same relate solely to Hazardous Substances first introduced to the Demised Premises by anyone other than Lessee or its respective agents or employees following the expiration of the term of this Lease); (a) the past, present or future Release of any Hazardous Substances in, on, above, or under the Demised Premises; (b) any past, present or threatened non-compliance or violations of any Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with the Demised Premises or operations thereon; and (c) any legal or administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in this Lease.

Section 26.03.        As used in this Lease, the following terms shall have the following meanings:

The term “Hazardous Substances” includes but is not limited to any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Laws or that may have a negative impact on human health or the environment, including but not limited to petroleum and petroleum products, asbestos and asbestos-containing materials, mold, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives.

The term “Environmental Law or Laws” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Substances, relating to liability for or costs of Remediation or prevention of Releases of Hazardous Substances or relating to liability for or costs of other actual or threatened danger to human health or the environment.  The term includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues:  the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act.

The term “Losses” includes any losses, damages, costs, fees, expenses, claims, suits, judgments, awards, liabilities (including but not limited to strict liability), obligations, debts, diminutions in value, fines, penalties, charges, costs of Remediation (whether or not performed voluntarily), amounts paid in settlement, litigation costs, attorneys’ fees, engineers’ fees, environmental consultants’ fees, and investigation costs (including but not limited to costs for sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgments or awards.

The term “Release” or “Releases” with respect to any Hazardous Substance includes but is not limited to any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances.

The term “Remediation” includes but is not limited to any response, remedial, removal, or corrective action; any activity to clean up, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance; any actions to prevent, cure or mitigate any Release of any Hazardous Substance; any action to comply with any Environmental Laws or with any permits issued pursuant thereto; any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Substances.

Section 26.04.        Lessee shall permit Lessor, and the authorized representatives of Lessor, to enter the Demised Premises during business hours at reasonable times upon reasonable advance notice for the purpose of confirming compliance with Section 26.01 above.  Lessor may, at Lessor’s sole cost and expense, conduct a new or updated environmental inspection or assessment provided that the investigations for such inspection or assessment shall not unreasonably interfere with the conduct of Lessee’s business on the Demised Premises.  Any such inspection or assessment, including any report or summary thereof, shall be at Lessor’s sole cost and expense unless the inspection or assessment shall reveal a Release that is required to be reported to a government authority under applicable Law in which case the cost and expense shall be paid by Lessee.  Upon completion of Lessor’s inspection or assessment, Lessor shall repair and restore any affected area(s) of the Demised Premises from any damage caused by the reason of the entry by Lessor or Lessor’s agents onto the Demised Premises pursuant hereto.

Section 26.05.        Lessee and Lessor acknowledge that there are two (2) approximately 4000 thousand gallon underground storage tanks and four (4) above ground gasoline tanks on the Demised Premises (the “Tanks”).  Lessee accepts the Tanks “as is”, shall register the Tanks with any governmental agency and shall keep, maintain, repair and replace (if necessary) the Tanks, all as may be required by Environmental Law and Law and Lessee shall be regarded as the owner and operator of the Tanks for the purposes of this Lease. Lessor shall not be liable or bound in any manner by any verbal or written statements or representations relating to the Tanks, or their operation, condition, character or quality, or whether the Tanks are in compliance with Environmental Laws.  Lessee shall not install any additional underground storage tanks at the Demised Premises without the prior written consent of Lessor, which Lessor may grant or withhold in Lessor’s sole and absolute discretion.

ARTICLE TWENTY-SEVEN

NO BROKERS OR AGENTS

Section 27.01.        Lessor and Lessee represent and warrant that no broker or agent was involved in any negotiations leading up to, or in connection with, the execution and delivery of this Lease.  Lessor and Lessee agree to indemnify and hold the other harmless from and against any loss or damage suffered by the other by reason of any breach of their respective representation and warranties hereunder.

ARTICLE TWENTY-EIGHT

MEMORANDUM OF LEASE

Section 28.01.        Lessor and Lessee agree, upon the request of either party, to execute and deliver, in proper form for recording, a memorandum of this Lease and any amendment or supplement thereto, as may be sufficient for purposes of recording or filing in the appropriate recorder’s or register’s office to provide public notice of this Lease or any amendments or supplement thereto.  As a condition of the delivery of such memorandum, Lessee shall deliver to Lessor’s counsel, in proper form for recording, an executed termination of such memorandum of lease, which shall be held in escrow until such time as this Lease shall terminate.

ARTICLE TWENTY-NINE

COVENANTS TO BIND AND BENEFIT RESPECTIVE PARTIES

Section 29.01.        The terms, conditions, covenants, provisions and agreements herein contained shall be binding upon and inure to the benefit of Lessor, their successors and assigns, and Lessee, it successors and assigns.

ARTICLE THIRTY

LEGAL FEES

Section 30.01.        Each party shall pay its own attorneys’ fees in connection with the preparation and negotiation of this Lease; however, if any legal action is instituted in connection with this Lease, the prevailing party in such action shall be entitled to recover from the other party reasonable attorneys’ fees, costs and expenses related to such legal action, including reasonable attorneys’ fees, costs and expenses in all trial, appellate, post-judgment and bankruptcy proceedings.

ARTICLE THIRTY-ONE

CHOICE OF LAW

Section 31.01.        This Lease shall be governed by the laws of the State of New York.

ARTICLE THIRTY-TWO

BILLBOARD LEASE

Section 32.01.        Lessor and Lessee acknowledge the existence of the Lease Agreement (the “Billboard Lease”) dated August 5, 1999 between Metro Affiliates Inc., as lessor, and Outer Limits, LLC, as lessee, which leases to such lessee a portion of the Demised Premises for the purpose of the constructing and maintaining a two sided billboard advertising structure.  Lessee has accepted this Lease subject to the Billboard Lease and Lessor and Lessee further agree as follows: :

(i)            Lessor shall be responsible, at Lessor’s sole cost and expense, for performance of all obligations of the “Lessor” under the Billboard Lease except that Lessee shall permit Lessor and/or the tenant under the Billboard Lease to have access to, and use of, the Demised Premises and Improvements to the extent necessary to accomplish the foregoing.

(ii)           Lessor shall be entitled to receive and retain all rent and other payments due and payable by the “Lessor” under the Billboard Lease, which shall continue to be paid directly to Lessor, and Lessor shall also receive, and shall be responsible for the return of, the security deposit made pursuant to the Billboard Lease.  Upon request of the Lessor, Lessee shall execute and deliver a written confirmation of the foregoing directed to the tenant under the Billboard Lease.

(iii)          Upon the termination of the Billboard Lease, Lessor shall be free to deal with the billboard improvements in any manner it may elect including, without limitation, the replacement thereof with a substantially similar billboard.  Lessor may also replace the Billboard Lease with a replacement or substitute lease for a similar use and a similar billboard provided that the terms and conditions thereof shall not (a), as to Lessee, be more onerous than the Billboard Lease and shall not impose upon Lessee any obligations or responsibilities not contemplated by the Billboard Lease; or (b) interfere with the Lessee’s use and enjoyment of the Demised Premises other than as presently contemplated by the Billboard Lease.

(iv)          Lessor shall indemnify and hold Lessee harmless from and against any and all claims and actions by or on behalf of any person, firm, corporation or governmental authority, as well as losses, damages, liabilities, costs and expenses incurred by Lessee arising from the occupation, use, possession, conduct or management of or from any work or thing whatsoever done in or about the Demised Premises or Improvements during the Demised Term arising from under the Billboard Lease or any replacement lease for the Billboard Lease, except that Lessor shall be relieved of its obligation of indemnity herein to the extent of amounts actually recovered by Lessee from one or more insurance companies by reason of the injury or damage or loss sustained on the Demised Premises or Improvements.

ARTICLE THIRTY-THREE

SUBORDINATION AND NON-DISTURBANCE AGREEMENT

Section 33.01.        Lessee agrees that this Lease shall be subject and subordinate to any mortgage on the Demised Premises provided that the holder of such mortgage shall to enter into an agreement in writing with Lessee, which agreement shall be reasonably acceptable to Lessee and such mortgagee, which shall provide that the mortgagee thereunder shall agree that the mortgagee, and its successor and assigns, shall not evict Lessee or disturb Lessee’s possession under this Lease, or join Lessee as a named party defendant in any foreclosure proceeding pursuant to the mortgage (except to the extent required by law) provided no event of default shall have occurred and be continuing under this Lease, and, if required by such mortgagee, shall confirm the subordination provided for above.  A form of agreement shall be deemed acceptable if the terms and provisions do not change the terms and conditions of this Lease or the Lessee’s rights hereunder, do not affect Lessee’s use and occupancy of the Demised Premises and Improvements or otherwise materially adversely affect the rights of Lessee.

ARTICLE THIRTY-FOUR

POSSIBLE RELOCATION

Section 34.01.        Lessor and Lessee have had discussions concerning the possible relocation of the Lessee’s business activities to a site other than the Demised Premises.  No agreement was reached with respect to this issue although Lessor and Lessee may have future discussions relating thereto.  No agreement relating to a possible relocation shall be binding on Lessee without Lessee’s prior written consent.

[No further material on this page; the execution page follows immediately hereafter]

IN WITNESS WHEREOF, Lessor and Lessee have signed, or have caused this instrument to be signed, and delivered, as of the date first set forth above.

399 EXTERIOR STREET ASSOCIATES LLC

By:	/s/ Kenneth Cohen
Name: Kenneth Cohen
Title: Managing Member

AMBOY BUS CO., INC.

By:	/s/ Neil Abitabilo
Name: Neil Abitabilo
Title: Chief Financial Officer

SCHEDULE A

[Property Description]

A-1

SCHEDULE B

[Basic Rent Schedule]

Note:      Dates to be adjusted to reflect commencement of Demised Term.

B-1

SCHEDULE C

[Affiliates]

Atlantic Express Transportation Corp.

Atlantic-Hudson, Inc.

Atlantic Queens Bus Corp.

Metropolitan Escort Service, Inc.

Staten Island Bus, Inc.

C-1